August 30, 2023
Board of Directors
Banner Corporation
10 South First Avenue
Walla Walla, Washington 99362

Re:	Registration Statement on Form S-8
Dear Ladies and Gentlemen:
This opinion is furnished to Banner Corporation, a corporation formed under the laws of the State of Washington (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed sale by the Company of up to 625,000 shares of common stock, par value $0.01 per share (the “Shares”), to be issued pursuant to the Company’s 2023 Omnibus Incentive Plan (the “Plan”).
We have reviewed, among other things, the Company’s Restated Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws, the Plan, and related agreements and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the offer and sale of the Shares pursuant to the Plan. We have made such other factual inquiries as we deemed necessary to render this opinion. In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.
Based upon the foregoing and in reliance thereon, it is our opinion that the offer and sale of the Shares pursuant to the Plan for the participants of the beneficiaries thereof, in accordance with the terms of the Plan, have been duly authorized, when issued and sold pursuant thereto, the Shares will be validly issued, fully paid and non-assessable.
We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

August 30, 2023

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
Davis Wright Tremaine LLP
/s/ Davis Wright Tremaine LLP